Exhibit 99.1


         Parkway Properties, Inc. Reports 2004 Third Quarter Results

    JACKSON, Miss., Nov. 1 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2004.

    Consolidated Financial Results
     - Net income available to common shareholders for the three months ended September 30, 2004 was $2,601,000 ($.23 per diluted share) compared to $10,779,000 ($.96 per diluted share) for the three months ended September 30, 2003. Net income available to common shareholders for the nine months ended September 30, 2004 was $11,117,000 ($.98 per diluted share) compared to $24,402,000 ($2.35 per diluted share) for the nine months ended September 30, 2003. A gain on a note receivable of $774,000 was included in net income available to common stockholders for the nine months ended September 30, 2004. Gains on the sale of joint venture interests and real estate of $5,020,000 and $10,661,000 were included in net income available to common stockholders for the three months and nine months ended September 30, 2003, respectively. Additionally, a $2,619,000 non-cash adjustment for original issue costs related to the redemption of Series A Preferred Stock was recorded during the nine months ended September 30, 2003. The Series A Preferred Stock was originally issued in April of 1998.

     - Funds from operations ("FFO") applicable to common shareholders totaled $13,776,000 ($1.13 per diluted share) for the three months ended September 30, 2004 compared to $13,014,000 ($1.14 per diluted share) for the three months ended September 30, 2003. FFO totaled $38,994,000 ($3.27 per diluted share) for the nine months ended September 30, 2004 compared to $36,245,000 ($3.30 per diluted share) for the nine months ended September 30, 2003. A gain on a note receivable of $774,000 ($.06 per diluted share) was included in FFO for the nine months ending September 30, 2004. A non-cash adjustment for original issue costs related to the redemption of Series A Preferred Stock of $2,619,000 ($.21 per diluted share) and a gain on the sale of land of $362,000 ($.03 per diluted share) were included in FFO for the nine months ending September 30, 2003. A reconciliation of FFO to net income is included in this press release.

     - Funds available for distribution ("FAD") totaled $5,509,000 for the three months ended September 30, 2004 compared to $10,707,000 for the three months ended September 30, 2003. FAD totaled $19,310,000 for the nine months ended September 30, 2004 compared to $21,549,000 for the nine months ended September 30, 2003. A reconciliation of FAD to net income is included in this press release.

    Acquisitions
     - On August 24, 2004 the Company purchased Squaw Peak Corporate Center, a 287,000 square-foot office project in the Camelback/Squaw Peak submarket of Phoenix, Arizona for $46.9 million plus $2.7 million in closing costs and anticipated capital expenditures and leasing costs during the first two years of ownership. Based upon current occupancy of 92%, the property is expected to produce an initial going-in capitalization rate of 9.7%.

    Operations and Leasing
     - Parkway's customer retention rate for the three months ending September 30, 2004 was 79% compared to 71% for the quarter ending June 30, 2004 and 59% for the quarter ending September 30, 2003. Customer retention for the nine months ending September 30, 2004 was 74% compared to 66% for the nine months ending September 30, 2003.

     - As of October 1, 2004, occupancy of the office portfolio was 90.7% compared to 89.7% as of July 1, 2004 and 91.1% as of October 1, 2003. Not included in the October 1, 2004 occupancy rate are 22 signed leases totaling 158,000 square feet, which commence during the fourth quarter of 2004 and first through third quarters of 2005. After adjusting for the additional leasing, the percentage leased would increase to 92.1%.

     - During the quarter ending September 30, 2004, leases were renewed or expanded on 474,000 net rentable square feet at an average rental rate decrease of 9% and a cost of $1.73 per square foot per year of the lease term in committed tenant improvements and leasing commissions. New leases were signed during the quarter on 112,000 net rentable square feet at a cost of $3.48 per square foot per year of the lease term in committed tenant improvements and leasing commissions. During the nine months ending September 30, 2004, leases were renewed or expanded on 1,164,000 net rentable square feet at an average cost of $1.66 per square foot per year of the lease term in committed tenant improvements and leasing commissions. New leases were signed during the nine months ended September 30, 2004 on 632,000 net rentable square feet at an average cost of $3.08 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     - Same store assets produced a decrease in net operating income ("NOI") of $5,550,000 or 10.1% for the nine months ended September 30, 2004 compared to the same period of the prior year. Without the impact of straight line rents, the decrease in same store results for the nine months ended September 30, 2004 would have been 9.9%. Approximately 78% of the decrease in same store results for the nine months ended September 30, 2004 compared to the same period of 2003 was due to lower occupancy and thus lower revenues. The increase in year-to-date same store expenses were due primarily to higher utility costs and insurance losses.

    Capital Markets, Financing and Private Equity
     - The Company's previously announced cash dividend of $.65 per share for the quarter ended September 30, 2004 represents a payout of approximately 57.5% of FFO per diluted share. The third quarter dividend was paid on September 29, 2004 and equates to an annualized dividend of $2.60 per share, a yield of 5.1% on the closing stock price on October 29, 2004 of $50.78. This dividend is the 72nd consecutive quarterly distribution to Parkway's shareholders of common stock.

     - As of September 30, 2004 the Company's debt-to-total market capitalization ratio was 45.2% compared to 43.2% as of June 30, 2004.

     - In connection with the purchase of the Squaw Peak Corporate Center in Phoenix, Arizona on August 24, 2004, Parkway assumed a $33.9 million fixed rate, non-recourse mortgage, which matures in December 2010 and bears interest at 8.16%. In accordance with generally accepted accounting principles, the mortgage was recorded at $39.6 million to reflect the fair value of the financial instrument based on the rate of 4.9% on the date of purchase.

     - In mid-December, the Company expects to close a $66.7 million three-building joint venture with the Rubicon Asset Management of Australia and the Greenwich Group. Parkway will retain management and a 20% ownership interest in its Carmel Crossing property located in Charlotte and its Lakewood and Falls Pointe buildings located in Atlanta. The 550,000 square foot portfolio stands at 93% leased. The $66.7 million sales price represents an 8.4% cap rate and $121 per square foot. Parkway will receive an acquisition fee of approximately $2 million in addition to the sales price. Additionally, at closing the partnership expects to place a 7-year $52 million mortgage. The mortgage terms are a fixed interest rate of 4.85% with a 7-year term, of which 4 years are interest only, with a 30-year amortization thereafter. Parkway will own 20% of the assets, but to accommodate our partner's needs, will hold only 14% of the debt or $7.2 million. Rubicon Asset Management is an Australian fund manager. The Greenwich Group acts as their investment advisor for the US Property Income Fund. Additional information about Rubicon can be found at their website, http://www.rubiconasset.com.au . In conjunction with closing, the Company will retire the $4,600,000 existing Lakewood mortgage prior to maturity at an estimated prepayment premium of $425,000. Proceeds from the venture of over $50 million will be applied toward the Company's line of credit. There are no assurances this venture will close.

     - Following the close of trading on Friday, October 29th, Parkway was added to the S&P SmallCap 600 Index.

    Outlook for 2004
    The Company is forecasting FFO per diluted share of $4.43 to $4.49 and earnings per diluted share ("EPS") of $1.88 to $1.94 for 2004. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:


    Guidance for 2004                                             Range
    Fully diluted EPS                                         $1.88 - $1.94
    Plus:  Real estate depreciation and amortization          $2.67 - $2.67
    Plus:  Depreciation on unconsolidated joint ventures      $0.17 - $0.18
    Plus:  Diluted share adjustment for convertible preferred $0.15 - $0.14
    Less:  Minority interest depreciation and amortization   ($0.05 - $0.05)
    Less:  Gain on sale of joint venture interests           ($0.39 - $0.39)

    Fully diluted FFO per share                               $4.43 - $4.49


    There were no significant changes from prior guidance but for the projected closing of the Rubicon/Greenwich joint venture, which is projected to add $.12 per share to FFO.

    Outlook for 2005
    The Company is forecasting FFO per diluted share of $4.37 to $4.57 and earnings per diluted share ("EPS") of $1.96 to $2.08 for 2005. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:


    Guidance for 2005                                             Range
    Fully diluted EPS                                         $1.96 - $2.08
    Plus:  Real estate depreciation and amortization          $2.56 - $2.63
    Plus:  Depreciation on unconsolidated joint ventures      $0.17 - $0.21
    Plus:  Diluted share adjustment for convertible preferred $0.12 - $0.11
    Less:  Minority interest depreciation and amortization   ($0.05 - $0.05)
    Less:  Gain on sale of joint venture interests           ($0.39 - $0.41)

    Fully diluted FFO per share                               $4.37 - $4.57


    The following assumptions were used in making this forecast:

     - An occupancy range of 91.7% to 93.9% with the average occupancy rate during the year of 92.5%;
     - Annual same store net operating income increase in the range of 2% to 4%;
     - Average interest rate of 3.7% on non-hedged, floating rate debt; and
     - Net new investments throughout the year totaling $150 million at an average acquisition cap rate of 8.65%. Acquisitions to be funded partially with sales proceeds with the remainder funded with debt and common equity on a leverage neutral basis.

    Steven G. Rogers, President and Chief Executive Officer stated, "The strengthening economy is beginning to produce jobs which are finding their way into our buildings. This is evidenced by the three straight quarterly increases in leasing and occupancy percentages. We are pleased to announce another proposed joint venture this quarter. This joint venture is with Rubicon, an Australian fund manager, on three assets in Atlanta and Charlotte. Venturing with Best Partners creates higher rates of return to our shareholders through increased fees."

    Additional Information
    January 1, 2003 marked the beginning of Parkway's VALUE square Operating Plan, which will span the three-year period ending December 31, 2005. This plan reflects the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index. Equity return is defined as growth in FFO per diluted share.
    Parkway will conduct a conference call to discuss the results of its third quarter operations on Tuesday, November 2, 2004, at 9:00 a.m. ET. The number for the conference call is 800-474-8920. A taped replay of the call can be accessed 24 hours a day through November 12, 2004 by dialing 888-203-1112 and using the pass code of 190962. An audio replay will be archived and indexed in the investor relations section of Parkway's website at http://www.pky.com . A copy of the Company's 2004 third quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "3Q Call" Icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.
    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's third quarter 2004 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company's website prior to the start of the conference call.

    About Parkway Properties
    Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operations, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 62 office properties located in 11 states with an aggregate of approximately 11,565,000 square feet of leasable space as of November 1, 2004. The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services, to its owned properties and to its third party and minority interest properties.
    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.


                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                               September 30       December 31
                                                   2004              2003
                                                (Unaudited)
    Assets
    Real estate related investments:
      Office and parking properties              $1,024,942         $844,168
      Parking development                             1,462              -
      Accumulated depreciation                     (139,764)        (115,473)
                                                    886,640          728,695

      Land available for sale                         3,528            3,528
      Note receivable from Moore Building
       Associates LP                                    -              5,926
      Mortgage loans                                    -                861
      Investment in unconsolidated joint
       ventures                                      19,950           20,026
                                                    910,118          759,036

    Interest, rents receivable and other
     assets                                          77,541           42,804
    Cash and cash equivalents                         1,579              468
                                                   $989,238         $802,308

    Liabilities
    Notes payable to banks                         $151,758         $110,075
    Mortgage notes payable without
     recourse                                       361,972          247,190
    Accounts payable and other
     liabilities                                     46,892           37,022
                                                    560,622          394,287
    Minority Interest
    Minority Interest - unit holders                     40               41
    Minority Interest - real estate
     partnerships                                     3,769              -
                                                      3,809               41
    Stockholders' Equity
    8.34% Series B Cumulative Convertible
     Preferred stock, $.001 par value, 2,142,857
     shares authorized, 1,792,857 and 1,942,857
     shares issued and outstanding in 2004
     and 2003, respectively                          62,750           68,000
    8.00% Series D Preferred stock, $.001
     par value, 2,400,000 shares authorized,
     issued and outstanding                          57,976           57,976
    Preferred membership interests                   10,741              -
    Common stock, $.001 par value,
     65,057,143 shares authorized, 11,430,812
     and 10,808,131 shares issued and outstanding
     in 2004 and 2003, respectively                      11               11
    Common stock held in trust, at cost,
     130,000 and 128,000 shares in 2004 and 2003,
     respectively                                    (4,400)          (4,321)
    Additional paid-in capital                      274,145          252,695
    Unearned compensation                            (4,044)          (4,634)
    Accumulated other comprehensive
     income                                             109              -
    Retained earnings                                27,519           38,253
                                                    424,807          407,980
                                                   $989,238         $802,308


                           PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                       Three Months Ended
                                                          September 30
                                                     2004              2003
                                                           (Unaudited)

    Revenues
    Income from office and parking properties      $42,220           $34,888
    Management company income                          433               546
    Interest on note receivable from
     Moore Building Associates LP                      -                 207
    Incentive management fee from Moore
     Building Associates LP                            -                  66
    Other income and deferred gains                      3                64
                                                    42,656            35,771

    Expenses
    Office and parking properties:
      Operating expense                             19,519            15,229
      Interest expense:
        Contractual                                  5,052             4,037
        Prepayment expenses                           (141)                -
        Amortization of loan costs                     159                77
      Depreciation and amortization                 10,722             6,722
    Operating expense for other real
     estate properties                                  (2)               11
    Interest expense on bank notes:
      Contractual                                      932               615
      Amortization of loan costs                       114                64
    Management company expenses                         87                61
    General and administrative                       1,122             1,040
                                                    37,564            27,856

    Income before equity in earnings,
     gain and minority interest                      5,092             7,915
    Equity in earnings of unconsolidated
     joint ventures                                    359               590
    Gain on sale of joint venture
     interests and real estate                           -             5,020
    Minority interest - unit holders                    (1)               (1)
    Minority interest - real estate
     partnerships                                      (31)                -
    Net Income                                       5,419            13,524
    Dividends on preferred stock                    (1,468)           (1,200)
    Dividends on convertible preferred
     stock                                          (1,350)           (1,545)
    Net income available to common
     stockholders                                   $2,601           $10,779

    Net income per common share:
      Basic                                          $0.23             $1.04
      Diluted                                        $0.23             $0.96

    Dividends per common share                       $0.65             $0.65

    Weighted average shares outstanding:
      Basic                                         11,330            10,411
      Diluted                                       11,528            12,790


                           PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                      Nine Months Ended
                                                         September 30
                                                     2004              2003
                                                          (Unaudited)

    Revenues
    Income from office and parking properties     $119,351          $107,107
    Management company income                        1,270             1,688
    Interest on note receivable from
     Moore Building Associates LP                      -                 613
    Incentive management fee from Moore
     Building Associates LP                            -                 221
    Other income and deferred gains                     20               551
                                                   120,641           110,180

    Expenses
    Office and parking properties:
      Operating expense                             55,662            47,608
      Interest expense:
        Contractual                                 14,369            12,063
        Prepayment expenses                            130                 -
        Amortization of loan costs                     407               209
      Depreciation and amortization                 26,641            20,674
    Operating expense for other real
     estate properties                                  18                31
    Interest expense on bank notes:
      Contractual                                    2,696             2,138
      Amortization of loan costs                       329               428
    Management company expenses                        259               302
    General and administrative                       3,089             3,184
                                                   103,600            86,637

    Income before equity in earnings,
     gain and minority interest                     17,041            23,543
    Equity in earnings of unconsolidated
     joint ventures                                  1,469             1,644
    Gain on note receivable, sale of
     joint venture interests and real
     estate                                            774            10,661
    Minority interest - unit holders                    (2)               (2)
    Minority interest - real estate
     partnerships                                       92                 -
    Net Income                                      19,374            35,846
    Original issue costs associated with
     redemption of preferred stock                     -              (2,619)
    Dividends on preferred stock                    (4,135)           (4,152)
    Dividends on convertible preferred
     stock                                          (4,122)           (4,673)
    Net income available to common
     stockholders                                  $11,117           $24,402

    Net income per common share:
      Basic                                          $1.00             $2.43
      Diluted                                        $0.98             $2.35

    Dividends per common share                       $1.95             $1.95

    Weighted average shares outstanding:
      Basic                                         11,094            10,031
      Diluted                                       11,299            12,390


                             PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                  FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
      FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                      (In thousands, except per share data)

                                          Three Months Ended Nine Months Ended
                                             September 30      September 30
                                            2004     2003     2004     2003
                                             (Unaudited)       (Unaudited)

    Net Income                              $5,419  $13,524  $19,374  $35,846

    Adjustments to Net Income:
      Preferred Dividends                   (1,468)  (1,200)  (4,135)  (4,152)
      Convertible Preferred Dividends       (1,350)  (1,545)  (4,122)  (4,673)
      Original Issue Costs - Redemption of
       Preferred Stock                           -        -        -   (2,619)
      Depreciation and Amortization         10,722    6,722   26,641   20,674
      Minority Interest Depreciation and
       Amortization                           (164)       -     (490)       -
      Adjustments for Unconsolidated Joint
       Ventures                                616      536    1,724    1,474
      Amortization of Deferred Gains             -       (4)       -       (8)
      Minority Interest - Unit Holders           1        1        2        2
      Gain on Sale of Joint Venture
       Interests and Real Estate                 -   (5,020)       -  (10,299)
    Funds From Operations Applicable to
     Common Shareholders (1)               $13,776  $13,014  $38,994  $36,245

    Funds Available for Distribution
      Funds From Operations Applicable to
       Common Shareholders                 $13,776  $13,014  $38,994  $36,245
      Add (Deduct):
      Adjustments for Unconsolidated Joint
       Ventures                               (309)    (194)  (1,393)  (1,831)
      Adjustments for Minority Interest in
       Real Estate Partnerships                 40        -      118        -
      Straight-line Rents                   (1,049)    (589)  (1,960)  (1,618)
      Amortization of Above/Below Market
       Leases                                  (54)       -       77        -
      Amortization of Restricted Shares and
       Share Equivalents                       197      168      590      500
      Capital Expenditures:
        Building Improvements               (1,235)    (912)  (3,098)  (3,646)
        Tenant Improvements - New Leases    (3,235)     (70)  (7,762)  (3,141)
        Tenant Improvements - Renewal Leases  (888)    (346)  (2,192)  (3,151)
        Leasing Costs - New Leases            (799)    (173)  (2,371)    (668)
        Leasing Costs - Renewal Leases        (935)    (191)  (1,693)  (1,141)
    Funds Available for Distribution (1)    $5,509  $10,707  $19,310  $21,549

    Diluted Per Common Share/Unit
     Information (**)
      FFO per share                          $1.13    $1.14    $3.27    $3.30
      Dividends paid                         $0.65    $0.65    $1.95    $1.95
      Dividend payout ratio for FFO         57.49%   57.11%   59.62%   59.05%
      Weighted average shares/units
       outstanding                          13,378   12,792   13,182   12,392

    Other Supplemental Information
      Upgrades on Acquisitions              $2,232   $1,320   $6,192   $4,009
      Gain on Note Receivable and Land        $-       $-       $774     $362

    **Information for Diluted Computations:
      Convertible Preferred Dividends       $1,350   $1,545   $4,122   $4,673
      Basic Common Shares/Units Outstanding 11,332 10,412 11,095 10,033 Convertible Preferred Shares
       Outstanding                           1,848    2,112    1,882    2,133
      Dilutive Effect of Stock Options,
       Warrants and Deferred Share Units       198      268      205      226

    (1) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to pay dividends, to make capital expenditures and to fund other cash needs.

         Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

         There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.


                             PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
      FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                  (In thousands)

                                          Three Months Ended Nine Months Ended
                                             September 30      September 30
                                            2004     2003      2004     2003
                                             (Unaudited)        (Unaudited)

    Net Income                              $5,419  $13,524  $19,374  $35,846

    Adjustments to Net Income:
      Interest Expense                       5,984    4,652   17,065   14,201
      Amortization of Financing Costs          273      141      736      637
      Prepayment Expenses - Early
       Extinguishment of Debt                 (141)     -        130      -
      Depreciation and Amortization         10,722    6,722   26,641   20,674
      Amortization of Deferred Compensation    197      168      590      500
      Gain on Note Receivable, Sale of Joint
       Venture Interests and Real Estate       -     (5,020)    (774) (10,661)
      Tax Expenses                             -         44      -        132
      EBITDA Adjustments - Unconsolidated
       Joint Ventures                        1,528    1,458    4,396    4,022
      EBITDA Adjustments - Minority Interest
       in Real Estate Partnerships            (354)     -     (1,329)     -
    EBITDA (1)                             $23,628  $21,689  $66,829  $65,351

    Interest Coverage Ratio:
    EBITDA                                 $23,628  $21,689  $66,829  $65,351

    Interest Expense:
      Interest Expense                      $5,984   $4,652  $17,065  $14,201
      Capitalized Interest                       6      -          6      -
      Interest Expense - Unconsolidated
       Joint Ventures                          737      762    2,176    2,079
      Interest Expense - Minority Interest
       in Real Estate Partnerships            (184)     -       (821)     -
    Total Interest Expense                  $6,543   $5,414  $18,426  $16,280

    Interest Coverage Ratio                   3.61     4.01     3.63     4.01

    Fixed Charge Coverage Ratio:
    EBITDA                                 $23,628  $21,689  $66,829  $65,351

    Fixed Charges:
      Interest Expense                      $6,543   $5,414  $18,426  $16,280
      Preferred Dividends                    2,818    2,745    8,257    8,825
      Preferred Distributions -
       Unconsolidated Joint Ventures           137      123      384      376
      Principal Payments (Excluding Early
       Extinguishment of Debt)               3,812    2,626    9,630    8,318
      Principal Payments - Unconsolidated
       Joint Ventures                          160      146      471      423
      Principal Payments - Minority Interest
       in Real Estate Partnerships            (100)     -       (330)     -
    Total Fixed Charges                    $13,370  $11,054  $36,838  $34,222

    Fixed Charge Coverage Ratio               1.77     1.96     1.81     1.91

    (1) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.


                             PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                  THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                 (In thousands, except number of properties data)

                           Number  Percentage  Net Operating
                             of        of         Income          Occupancy
                           Proper- Portfolio
                            ties      (1)      2004     2003     2004    2003

    Same store properties (3)  51   76.25%   $17,310  $18,869   89.5%    91.1%
    2003 acquisitions           3    7.57%     1,718      550   87.4%    N/A
    2004 acquisitions           3   13.65%     3,099      -     97.1%    N/A
    Other property (2)          1    2.33%       528      -    100.0%    N/A
    Assets sold               -      0.20%        46      240   N/A      N/A
    Net Operating Income from
     Office and Parking
     Properties                58  100.00%   $22,701  $19,659


    (1)  Percentage of portfolio based on 2004 net operating income.

    (2) In accordance with FIN 46, Parkway began including Moore Building Associates, LP ("MBALP") in its consolidated financial statements effective January 1, 2004. MBALP owns the Toyota Center , which is an office building located in Memphis, TN.

    (3) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended September 30, 2004 and 2003. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:


                                          Three Months Ended Nine Months Ended
                                             September 30      September 30
                                            2004     2003     2004     2003

    Net income                              $5,419  $13,524  $19,374  $35,846
    Add (Deduct):
    Interest expense                         6,116    4,793   17,931   14,838
    Depreciation and amortization           10,722    6,722   26,641   20,674
    Operating expense for other real
     estate properties                          (2)      11       18       31
    Management company expenses                 87       61      259      302
    General and administrative expenses      1,122    1,040    3,089    3,184
    Gain on note receivable, sale of joint
     venture interests and real estate         -     (5,020)    (774) (10,661)
    Minority interest - unit holders             1        1        2        2
    Minority interest - real estate
     partnerships                               31      -        (92)     -
    Management company income                 (433)    (546)  (1,270)  (1,688)
    Interest income                            -       (207)     -       (613)
    Incentive management fee income            -        (66)     -       (221)
    Equity in earnings of unconsolidated
     joint ventures                           (359)    (590)  (1,469)  (1,644)
    Other income and deferred gains             (3)     (64)     (20)    (551)

    Net operating income from office and
     parking properties                     22,701   19,659   63,689   59,499

    Less:  Net operating income from non
     same store properties                  (5,391)    (790) (14,238)  (4,498)

    Same Store net operating income        $17,310  $18,869  $49,451  $55,001


FOR FURTHER INFORMATION:
Steven G. Rogers
President & Chief Executive Officer
Marshall A. Loeb
Chief Financial Officer
(601) 948-4091

SOURCE  Parkway Properties, Inc.
    -0-                             11/01/2004
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or Marshall A. Loeb, Chief Financial Officer of Parkway Properties, Inc., +1-601-948-4091/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.pky.com
                http://www.rubiconasset.com.au /
    (PKY)

CO:  Parkway Properties, Inc.; Rubicon
ST:  Mississippi
IN:  RLT
SU:  ERN ERP CCA JVN